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                                                                  EXHIBIT H


                        [Form of Borrowing Notice]


                     INFINITY BROADCASTING CORPORATION


                             Borrowing Notice


          Request for ______________ to be made to _________**
on __________, 19__ (the "Borrowing Date").
                          ______________

          This Notice is delivered pursuant to Section 6.03(b) of the Second Amended and Restated Credit Agreement dated as of December 22, 1994, (as modified and supplemented and in effect from time to time, the "Credit Agreement") between Infinity
                        ________________
Broadcasting Corporation (the "Company"), each of the lenders
                               _______
identified under the caption "BANKS" on the signature pages thereof (the "Banks"), The Chase Manhattan Bank (National Association), as Administrative Agent for the Banks, Bank of America Illinois, Bank of Montreal, The Bank of New York, Chemical Bank, Compagnie Financiere de CIC et de l'Union Europeenne, The First National Bank of Boston and National Westminster Bank USA as Co-Agents for the Banks, and Chemical Bank, as Collateral Agent for the Banks. Terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

          This Notice and the certifications made herein have been completed in accordance with the applicable provisions of the Credit Agreement as at the date set forth below.

I.   Notice and Request of Borrowing:
     _______________________________

          The Company hereby requests the Banks to make
____________* to ___________ on the Borrowing Date and upon the terms specified below:

     A. The aggregate amount of the requested Loans is $__________ million.

___________________________________________

*    Insert Class of Loans requested i.e,  Infinity Acquisition
                                     ___
     Loans, Revolving Credit Loans or Subsidiary Acuisition Loans.

**   Insert party to which Loans are being made, i.e., "the
                                                 ___
     Company" and/or the name of any Subsidiary Borrower.

                                Borrowing Notice
                                ________________

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                                     - 2 -

     B.   The requested Loans shall be /____/ Base Rate Loans
                                       /____/ Eurodollar Loans

     C. If any of the requested Loans are Eurodollar Loans, the initial Interest Period for the requested Loans shall be _______ months.

     D.   Please wire the proceeds of the requested Loans to:

               ________________________
               ________________________
               ________________________
               ________________________

     E. To the best knowledge of the undersigned Senior Officer of the Company and subject to the provisions of the Credit Agreement:

          (1)  the rate of interest applicable to the requested
               Loans is:

               /____/    __________ (the Base Rate) plus
                         __________ (the Applicable Margin for
                         Base Rate Loans)

               /____/    ___________ (the Eurodollar Rate) plus
                         ____ (the Applicable Margin) for
                         Eurodollar Loans), and

          (2) after giving effect to the making of the requested Loans, the aggregate outstanding principal amount of all Loans made under the Credit Agreement and the Subsidiary Loan Agreements will be $_____ million.

II.  Certification as to Compliance with Conditions Precedent to
     All Loans

          The Company hereby certifies to the Banks that:

          A. As of the date hereof and the Borrowing Date, no Default has occurred and is continuing, and after the making of the requested Loans and giving effect to the intended use of the proceeds thereof

                                Borrowing Notice
                                ________________

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                                     - 3 -

               by _____________________, no Default will have
               occurred and be continuing.

          B. As of the date hereof and the Borrowing Date, and after the making of the requested Loans and giving effect to the intended use of the proceeds thereof by ____________________, the representations and warranties made by the Obligors in Section 7 of the Credit Agreement and in each of the other Basic Documents to which such Obligor is a party, will be true in all material respects on and as of the date hereof and the Borrowing Date with the same force and effect as if made on and as of the date hereof and the Borrowing Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

          C. After the making of the requested Loans and giving effect to the intended use of the proceeds thereof by _________________**, [the aggregate amount of Indebtedness (as defined in the Senior Subordinated Indenture) of the Company and its Restricted Subsidiaries (as defined in the Senior Subordinated Indenture) will not exceed $490,000,000 (the maximum amount of Permitted Indebtedness under and as defined in the Senior Subordinated Indenture)/ the Company will not be in violation of its obligations under Section 4.11 of the Senior Subordinated Indenture. Set forth on Annex A hereto are calculations demonstrating that after the making of the requested Loans and giving effect of the intended use of the proceeds thereof by ___________**, Indebtedness (as defined in the Senior Subordinated Indenture) of the Company and its Restricted Subsidiaries (as defined in the Senior Subordinated Indenture) does not exceed seven times Pro Forma Operating Cash Flow (as defined in the Senior Subordinated Indenture) for the four full fiscal quarters of the Company immediately preceding the Borrowing Date plus $60 million and in any event does not exceed the greater of (1) Permitted Indebtedness (as defined in the Senior Subordinated Indenture) and (2) seven times Operating Cash Flow (as

___________________________________________

**   Insert party to which Loans are being made, i.e., "the
                                                 ____
     Company" and/or the name of any Subsidiary Borrower.

**   Insert party to which Loans are being made, i.e., "the
                                                 ___
     Company" and/or the name of any Subsidiary Borrower.

                                Borrowing Notice
                                ________________

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                                     - 4 -

               defined in the Senior Subordinated Indenture) for the four full fiscal quarters of the Company immediately preceding the Borrowing Date plus $60 million].

                                   Very truly yours,




                                   Name:________________________

                                   Title:________________________
                                         of Infinity Broadcasting
                                           Corporation


                                   Date:___________________

___________________________________________

** If the Senior Subordinated Notes are refinanced with Permitted Replacement Subordinated Debt as permitted by
     Section 8.07(c) of the Credit Agreement, insert analogous certifications and annex analogous calculations demonstrating compliance with the terms of the Subordinated Debt Documents evidencing and governing such Permitted Replacement Subordinated Debt.

                                Borrowing Notice
                                ________________

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